UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2018

LIGHTBRIDGE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-34487	91-1975651
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11710 Plaza America Drive, Suite 2000

Reston, VA 20190

(Address of principal executive offices, including zip code)

(571) 730-1200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2018, Lightbridge Corporation (the “Company”) entered into an Investors Rights Agreement (the “Investors Rights Agreement”) with several investors identified therein (the “Purchasers”), in connection with the closing of the sale of $4.0 million of shares of Series B Preferred Stock (as defined in Item 3.03 below) to the Purchasers pursuant to the Securities Purchase Agreement entered into by the Company and the Purchaser on January 18, 2018 (the “Purchase Agreement”). Pursuant to the Investors Rights Agreement, among other things, the Company has agreed to register the shares of common stock issuable upon conversion of the Series B Preferred Stock and exercise of certain warrants to purchase common stock and granted the Purchasers certain customary preemptive rights with respect to future equity offerings by the Company until January 30, 2021. The Investors Rights Agreement also imposes volume limitations on the Purchasers’ ability to sell common stock following conversion of the Series B Preferred Stock and limits the Purchaser’s ability to direct the voting of the common stock issuable upon conversion of the Series B Preferred Stock to 4.99% of the Company’s outstanding common stock.

The foregoing description of the Investors Rights Agreement is a summary only, is not complete and is qualified in its entirety by reference to the full text of the Investors Rights Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

On January 30, 2017, the closing of the sale of the Series B Preferred Stock under the Purchase Agreement occurred, and the Company issued an aggregate of 2,666,666 shares of Series B Preferred Stock and associated Warrants (the "Warrants") to the Purchasers for an aggregate purchase price of approximately $4.0 million. The rights, privileges and preferences of the Series B Preferred Stock are summarized in Item 3.03 below.

On January 30, 2017, the Company issued an aggregate of 666,663 Warrants approximately to purchase shares of the Company’s common stock in connection with the issuance of the Series B Preferred Stock. The Warrants have a per share of common stock exercise price of $1.875, which is subject to adjustment in the event of certain stock dividends and distributions, stock splits, recapitalizations, stock combinations, reclassifications or similar events affecting the Company’s common stock. The Warrants are exercisable upon issuance and will expire six months after issuance. The Warrants contain provisions that prohibit exercise if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such exercise. The holder of the Warrants may increase or decrease this percentage not in excess of 19.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such exercise by providing at least 61 days’ prior notice to the Company. In the event of certain corporate transactions, the holder of the Warrants will be entitled to receive, upon exercise of the Warrants, the kind and amount of securities, cash or other property that the holders would have received had they exercised warrants immediately prior to such transaction. The Warrants do not contain voting rights or any of the other rights or privileges as a holder of the Company’s common stock.

The issuance of the Series B Preferred Stock and underlying common stock under the Purchase Agreement is exempt from registration under the Securities Act of 1933, as amended, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act.

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Item 3.03 Material Modification to Rights of Security Holders.

Series B Preferred Stock

On January 30, 2018, in anticipation of the closing under the Purchase Agreement, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Non-Voting Series B Convertible Preferred Stock (the “Series B Certificate of Designation”) with the Secretary of State of the State of Nevada. Pursuant to the Series B Certificate of Designation, the Company’s Board of Directors designated a new series of the Company’s preferred stock, the Non-Voting Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”). The Series B Certificate of Designation authorized the Company to issue 2,666,666 shares of Series B Preferred Stock. Each share of Series B Preferred Stock has a liquidation preference of $1.50 per share (the “Liquidation Preference”). The following description of the Series B Certificate of Designation is a summary only, is not complete and is qualified in its entirety by reference to the full text of the Series B Certificate of Designation filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Dividends. Dividends on the Series B Preferred Stock are cumulative and accrue quarterly, whether or not declared by the Board, at the rate of 7.0% per annum on the sum of the Liquidation Preference plus all unpaid accrued and unpaid dividends thereon, whether or not declared by the Board. In addition, if the Company declares certain dividends on its Non-Voting Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) or its common stock, the Company is required to declare and pay a dividend on the outstanding shares of Series B Preferred Stock on a pro rata basis with the common stock or Series A Preferred Stock, as applicable, and in the case of a dividend on the common stock, determined on an as-converted basis.

Liquidation. In the event of any liquidation, dissolution or winding down of the Company, each holder of outstanding shares of Series B Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution to stockholders, before any payment may be made to the holders of common stock or holders of the Series A Preferred Stock, an amount equal to the Liquidation Preference for such shares plus accrued and unpaid dividends thereon.

Voting and Protective Provisions. Except as otherwise required by law, the holders of the Series B Preferred Stock will have no voting rights. In addition, as long as 666,667 shares of Series B Preferred Stock are outstanding, the Company may not take certain actions without first having obtained the affirmative vote or waiver of the holders of a majority of the outstanding shares of Series B Preferred Stock. These actions include (a) altering or changing the rights, preferences or privileges of the Series B Preferred Stock; (b) increasing or decreasing (other than by redemption or conversion) the authorized number of shares of Series B Preferred Stock; (c) amending or waiving any provision of the Company’s Articles of Incorporation or bylaws; (d) authorizing, creating, issuing, or reclassifying any existing security into any class of equity security that is senior or pari passu to the Series B Preferred Stock; (e) repurchasing or redeeming common stock except from employees, officers, directors, or consultants upon termination of their employment or other relationship or in accordance with any existing repurchase or redemption program that has been approved by the Company’s Board of Directors; (f) declaring or paying any dividend other than a dividend payable solely in stock or other securities of the Company; (g) acquiring any entity for consideration of $3 million or more; (h) materially altering the general nature of the business of the Company; (i) entering into any sale, license, lease or other disposition of assets having a book value of at least $10 million that is effected outside of the ordinary course of the business; or (j) enter into any equity line of credit after the Company has raised an amount equal to or in excess of $5 million through the issuance of equity securities of securities convertible into equity securities on or after January 18, 2018. Further, as long as 1,333,334 shares of Series B Preferred Stock are outstanding, the Company may not effect any event for which the Liquidation Preference would become payable.

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Conversion. Any holder of outstanding shares of Series B Preferred Stock may elect, from time to time, to convert any or all of such holder’s shares of Series B Preferred Stock into a number of shares of common stock as is determined by dividing the Liquidation Preference by $1.50 (the “Conversion Price”), subject to applicable Nasdaq rules and the limitations set forth in the Investors Rights Agreement. In addition, if at any time the trading price of the Company’s common stock (i) is greater than $5.4902 per share before August 2, 2019 or (ii) is greater than $8.2353, the Company may cause a mandatory conversion of the Series B Preferred Stock. The Conversion Price is also subject to customary anti-dilution adjustments following stock splits, stock combinations and similar events.

Call Option. The Company has the option at any time after August 2, 2019 to redeem some or all of the outstanding Series B Preferred Stock for an amount in cash equal to the Liquidation Preference plus the amount of any accrued but unpaid dividends of the Series B Preferred Stock being redeemed. The Series B Preferred Stock is not redeemable upon the election of the holders of Series B Preferred Stock.

Transfer Restrictions. Without the consent of the Company’s Board of Directors, the holders of Series B Preferred Stock may only transfer shares of Series B Preferred Stock to their affiliates or to the Company, provided that any such affiliate must become a party to the Investors Rights Agreement.

Series A Preferred Stock

On January 30, 2018, in connection with the anticipated closing under the Purchase Agreement and the filing of the Series B Certificate of Designation, the Company filed a Certificate of Amendment to the Certificate of Designation of Preferences, Rights and Limitations of Non-Voting Series A Convertible Preferred Stock (the “Series A Amendment”) with the Secretary of State of the State of Nevada. The following description of the Series A Amendment is a summary only, is not complete and is qualified in its entirety by reference to the full text of the Series A Amendment filed as Exhibit 3.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

The Series A Amendment amends the following items in the Certificate of Designation of Preferences, Rights and Limitations of Non-Voting Series A Convertible Preferred Stock (the “Series A Certificate of Designation”):

Dividends. Any accrued and accumulated dividends on the Series A Preferred Stock are junior to the Series B Preferred Stock.

Liquidation. In the event of any liquidation, dissolution or winding down of the Company, each holder of outstanding shares of Series A Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution to stockholders, following all required payments to the holders of the Series B Preferred Stock, an amount equal to the Liquidation Preference for such shares plus accrued and unpaid dividends thereon.

Conversion. The reference trading price used in calculating the Conversion Shares (as such term is used in the Series A Certificate of Designation) shall be equal to the average closing price per share of common stock on the primary trading market for the common stock for a thirty (30) trading day period, starting with the opening of trading on the thirty-first (31st) trading day prior to the closing of trading on the trading day prior to the calculation date.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth above under Item 3.03 is hereby incorporated by reference into this Item 5.03.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Non-Voting Series B Convertible Preferred Stock of Lightbridge Corporation, as filed with the Nevada Secretary of State on January 30, 2018.

3.2

Certificate of Amendment to the Certificate of Designation of Non-Voting Series A Convertible Preferred Stock of Lightbridge Corporation, as filed with the Nevada Secretary of State on January 30, 2018.

10.1	Investors Rights Agreement, dated January 30, 2018, between Lightbridge Corporation and Investors identified therein

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTBRIDGE CORPORATION

Dated: January 30, 2018	By:	/s/ Seth Grae
	Name:	Seth Grae
	Title:	President and Chief Executive Officer

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